Exhibit 99.1

China Education Alliance Announces

Fourth Quarter and Full Year 2012 Financial Results

HARBIN, China, April 1, 2013 /PRNewswire/ -- China Education Alliance, Inc. ("China Education Alliance" or the "Company", OTCQX: CEAI), a China-based education resource and services company today announced its fourth quarter and full year 2012 results.

The Company will host a conference call on Tuesday, April 2, 2013, at 8 a.m. EDT (8 p.m. Beijing time on the same day).

Financial Highlights for the Fourth Quarter ended December 31, 2012

•	Total revenues were $1.8 million.

•	Gross loss was $0.4 million.

•	Operating loss was $4.0 million

•	Net loss was $3.4 million.

•	EPS was $(0.32) per fully diluted share.

Financial Highlights for Full Year 2012

•	Total revenue was $11.7 million compared to $34.8 million in 2011.

•	Gross profit was $1.6 million compared to $24.1 million in 2011.

•	Operating loss was $14.4 million compared to operating income of $5.0 million in 2011.

•	Net loss was $14.1 million compared to $6.1 million in 2011.

•	Loss per share was $1.33 per fully diluted share compared to earnings per share of $0.58 in 2011.

"Our business continued to face significant challenges in 2012 due to the continuing economic uncertainty lingering over China's economy and more intense competition in the domestic education business which directly impacted our financial results" commented Mr. Xiqun Yu, Chairman and Chief Executive Officer of China Education Alliance. "While we are disappointed with the results, we are optimistic about our future as we continue to work diligently to build a new model for our online business and expanding our training center network."

"The new online platform we have been developing for some time and which, in effect, is an online mall for education content is in its final testing stage.  A number of schools have contributed content to the trial runs and I am satisfied with the progress accomplished so far.  Once officially launched, sometime this year, the new platform will act as a digital marketplace for a wide array of proprietary educational products developed by China Education Alliance in addition to content from third party developers and educational institutions. As the growth and adoption of e-commerce platforms in China continue to surge, we are confident that this new business model will significantly enhance user experience, substantially improve educational options for a wide population of students, and give us a definite competitive advantage."

Mr. Yu concluded, "While this investment will take time to fully yield results, we are excited about the future opportunities and growth potential of our new approach to online education and are generally positive about our business prospects for the future."

Fiscal Year 2012 Review:

Revenue decreased by $23.0 million, or 66% to $11.7 million for the full year 2012 from $34.8 million in 2011. The decline in revenue for the year ended December 31, 2012 was a result of decline in revenue across all of our business. We believe revenue was affected by external factors including slowdown in economic growth within the PRC, untruthful allegations about our businesses, and increased competition. These factors contributed to the continuous decline in interest of existing and new students, which resulted in decrease in student enrollments and led to a decline in revenue as compared to the year ended December 31, 2011. We expect to improve the performance of our online education division in the future by providing students with more competitive, up-to-date study materials and easy access. We have contracted technology companies to design a new web-based platform providing video based long-distance teaching services which encompass online community system and online teaching management system. Additionally, we are seeking to establish more onsite training centers and optimize the operation of existing training centers. As such, we predict that our revenue will gradually recover after we launch the new web-based platform and set up more training centers.

Revenue from the on-line education division decreased by $15.3 million, or 77%, to $4.5 million in 2012 from $19.8 million in 2011.

Revenue from the training center division decreased by $7.8 million, or 52%, to $7.2 million in 2012 from $15.0 million in 2011.

Total cost of revenue decreased by $0.6 million, or 5%, to $10.1 million in 2012 from $10.7 million in 2011.

Cost of revenue for the online education division increased by $0.3 million, or 4% in 2012 to $7.2 million compared with $6.9 million in 2011. This increase was mainly attributable to the purchase of new examination papers, tutorial materials, new servers and computers. In order to keep the online education material up-to-date and competitive, the Company must constantly purchase new study materials. Gross profit margin for the online education division decreased to negative 59% of revenue in 2012 from 65% of revenue in 2011 due to the decrease in revenue and increase in cost of revenue.

Cost of revenue for the training center division decreased by $0.9 million, or 23% to $2.9 million in 2012 from $3.8 million in 2011. The decrease in cost of revenue for the training center division was primarily due to the decrease in revenue. However, cost of revenue did not decrease in proportion to the decrease in revenue as a result of increase in salaries. In order to improve the performance of the training center division, the Company offered higher salaries to retain reputable teachers. Increases in salary for non-faculty staff also contributed to the increase in salaries paid. Gross profit margin for the training center division decreased to 60% of revenue from 75% in 2011 as a result of the decrease in revenue and increase in salary for both reputable teachers and non-faculty staff.

Gross profit for the full year 2012 was $1.6 million compared to $24.1 million in 2011.

Selling expenses decreased by $4.9 million, or 46%, to $5.8 million in 2012 from $10.7 million in 2011. Selling expenses were 50% of total revenue in 2012 compared with 31% in 2011. The decrease in selling expenses was mainly due to the decrease in revenue. The Company's sales commissions decreased dramatically as a result of significant drop in revenue. However, advertising expenses increased by $2.1 million, or 326% due to increased promotional activities.

Administrative expenses increased by $1.4 million, or 26% to $6.9 million in 2012 from $5.5 million in 2011. The increase in administrative expenses was primarily due to the increase in research and development expenses relating to the development of the web based platform. Total administrative expenses were 59% of total revenue.

Interest income remained flat at $1.9 million for both full year 2011 and 2012.

Provision for income tax was nil and deferred tax expenses were $0.3 million for the fiscal year ended December 31, 2012, as compared to the deferred tax benefits of $0.1 million for the fiscal year ended December 31, 2011.

Net loss for the year of 2012 was $14.1 million compared to net income of $6.1 million in 2011. Basic and diluted loss per share was $1.33 in 2012 compared to earnings per share of $0.58 in 2011. The decrease in earnings per share was mainly due to the decrease in net income. The basic weighted average shares outstanding and diluted weighted average shares outstanding were 10,582,530 in 2012, and 10,572,388 and 10,577,966, respectively in 2011.

Financial Position

At December 31, 2012, the Company had cash and cash equivalents of $64.2 million. The Company generated net cash provided by operating activities of $8.3 million.

At December 31, 2012, the Company had no long-term debt.

Conference Call

China Education Alliance will host a conference call and live webcast at 8 a.m. Eastern Daylight Time (EDT) on April 2, 2013 (8 p.m. in Harbin/Beijing on the same day).

The dial-in details for the live conference call are as follows:

- Participant Dial In (Toll Free USA): 1-866-519-4004

- International Dial In: +65-6723-9381

- China Toll Free:  8008-190-121

- Hong Kong Toll Free: 8009-30346

  Conference Password: CEU

A live webcast of the conference call will be available in the investor relations section of the Company's website at: http://www.chinaeducationalliance.com/index.jsp

A telephone replay of the call will be available 1 hour after the end of the conference for seven days.

The dial-in details for the replay are as follows:

- US Toll Free:  +1-855-452-5696

- International Toll:  +61-2-8199-0299

   Passcode Number: 31478528

About China Education Alliance, Inc.

China Education Alliance, Inc. (http://www.chinaeducationalliance.com) is a leading educational services company offering high-quality instructors and online education materials for students between the ages of 6 to 18 and adults (university students and professionals) aged 18 and over. Divided into two segments, students and graduate professionals, our business model delivers the skills and knowledge necessary to excel in a rapidly growing and highly competitive China. The Company provides students in the first segment with online education materials sourced from top tier schools and famous instructors for download, as well as online training and tutoring services. With teaching centers located across China, the Company also offers hands on training and tutoring to aid Chinese students pass the two most important tests they will face in their educational careers: the senior high school entrance and college entrance exams. In the second segment for graduates and professionals, China Education Alliance provides vocational training courses in subjects including IT, administration, multimedia, as well as several professional training programs.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding our ability to prepare the company for growth, the Company's planned expansion in 2009 and predictions and guidance relating to the Company's future financial performance. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs and are not a guarantee of future performance but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand especially in the education industry, pricing and demand trends for the Company's products, changes to government regulations, risk associated with operation of the Company's new facilities, risk associated with large scale implementation of the company's business plan, the ability to attract new customers, ability to increase its product's applications, cost of raw materials, downturns in the Chinese economy, and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. Investors are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release, readers are cautioned not to place undue reliance on any of them and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.

For more information, please contact:

China Education Alliance, Inc.
Ms. Cloris Li
Chief Financial Officer
Email: cloris@edu-chn.com

Christensen
Mr. Christian Arnell
Telephone:  +86 10 5826 4939
Email: carnell@christensenir.com

China Education Alliance, Inc. and Subsidiaries
Unaudited Consolidated Statements of Operations and Comprehensive Income

	For the twelve months ended
In US dollars	December 31, 2012	December 31, 2011
Revenue
Online education revenue	$4,539,378	$19,806,226
Training center revenue	7,185,731	14,951,305
Total revenue	11,725,109	34,757,531

Cost of revenue
Online education costs	7,199,678	6,898,671
Training center costs	2,895,065	3,779,495
Total cost of revenue	10,094,743	10,678,166

Gross profit (Loss)
Online education gross profit/(loss)	(2,660,300)	12,907,555
Training center gross profit	4,290,666	11,171,810
Total gross profit/(loss)	1,630,366	24,079,365

Operating expenses
Selling expenses	5,815,968	10,749,531
Administrative expenses	6,946,247	5,503,004
Depreciation and amortization	3,292,471	2,799,556
Total operating expenses	16,054,686	19,052,091

(Loss) Income from operations	(14,424,320)	5,027,274

Other income (Expense)
Other Income/(Expense), net	(5,138)	(281,158)
Loss on disposal of property and equipment	(118,581)	(573,403)
Impairement loss on intangible assets	(1,447,173)	-
Interest income	1,867,440	1,867,527
Investment loss	-	(205,382)
Total other income/(Expense), net	296,548	807,584

Net (loss) income before income tax	(14,127,772)	5,834,858
Current	-	(179,153)
Deffered	(319,255)	311,786

Net (loss) income	(14,447,027)	5,967,491
Net (loss) income attributable to the noncontrolling interests	(384,423)	(136,317)
Net (loss) income - attributable to CEAI and subsidiaries	$(14,062,604)	$6,103,808

Basic (loss) income per share	$(1.33)	$0.58
Diluted (loss) income per share	$(1.33)	$0.58

Basic Weighted Average Shares Outstanding	10,582,530	10,572,388
Diluted Weighted Average Shares Outstanding	10,582,530	10,572,388

The components of other comprehensive income
Net (loss) income	$(14,062,604)	$6,103,808
Foreign currency translation adjustment	1,054,905	3,694,020

Comprehensive (loss) income	$(13,007,699)	$9,797,828

China Education Alliance, Inc. and Subsidiaries
Consolidate Balance Sheets

In US dollars	December 31, 2012	December 31, 2011
Assets
Current assets
Cash and cash equivalents	$64,172,917	$73,597,159
Other receivables	841,003	652,526
Prepaid expenses and other current assets	660,054	1,305,496
Total current assets	65,673,974	75,555,181

Non-current assets
Note receivable	7,935,122	7,869,678
Property and equipment	11,349,025	14,203,136
Intangibles and capitalized software	9,213,515	12,420,620
Deferred tax assets	-	316,737
Total non-current assets	28,497,662	34,810,171

Total assets	$94,171,636	$110,365,352

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued expenses	$420,434	$1,430,499
Deferred revenue	1,332,620	2,277,620
Income tax and other taxes payable	179,544	532,254
Due to a stockholder	-	131,650
Total current liabilities	1,932,598	4,372,023

Stockholder's Equity
Common stock ($0.001 par value, 150,000,000 shares authorized, 10,582,530 issued both as of December 31, 2012, and 2011, respectively; 137,512 shares held in treasury, as of December 31, 2012, and 2011, respectively)	10,583	10,583
Additional paid-in capital	40,941,215	40,936,106
Statutory reserve	3,792,161	3,792,161
Retained earnings	36,186,436	50,249,040
Accumulated other comprehensive income	10,322,490	9,267,585
Less: Treasury stock	(977,072)	(977,072)
Stockholder's equity - CEAI and subsidiaries	90,275,813	103,278,403
Noncontrolling interests in subsidiaries	1,963,225	2,714,926
Total stockholder's equity	92,239,038	105,993,329

Total liabilities and stockholder's equity	$94,171,636	$110,365,352

China Education Alliance, Inc. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows

	For the twelve months ended
In US dollars	December 31, 2012	December 31, 2011
Cash flows from operating activities:
Net (loss) income	$(14,447,027)	$5,967,491
Adjustments to reconcile net (loss) income to net cash provided (used in) provided by operating activities
Depreciation and amortization - operating expenses	3,292,471	2,799,556
Depreciation and amortization - cost of revenue	2,844,824	1,873,663
Loss on disposal of fixed assets	118,581	573,403
Bad debt written off on other recievables	18,969	184,500
Impairment loss on intangible assets	1,447,173	-
Stock based compensation	5,109	1,209,803
Investment loss	-	205,382
Net changes in operating assets and liabilities
Prepaid expenses and other receivables	453,995	1,234,634
Deferred tax assets	319,255	(311,786)
Accounts payable and accrued liabilities	(1,020,140)	1,067,334
Income tax and other taxes payable	(352,710)	183,282
Deferred revenue	(963,589)	1,141,679
Net cash provided by operating activities	(8,283,089)	16,128,941

Cash flows from investing activities
Purchases of property and equipment	(1,489,552)	(9,356,220)
Proceeds from disposal of fixed assets	23,291	1,851,987
Cash used for additional registered capital of a subsidiary	-	(212,599)
Cash used for acquisitions	-	(8,447,427)
Net cash used in investing activities	(1,466,261)	(16,164,259)

Cash flows from financing activities:
Advance from stockholder	(132,696)	131,650
Dividend paid to noncontrolling shareholders	(158,643)	(247,893)
Net cash used in financing activities	(291,339)	(116,243)

Effect of exchange rate changes on cash	616,447	2,643,305
Net increase (decrease) in cash and cash equivalents	(9,424,242)	2,491,744
Cash and cash equivalents, beginning of period	73,597,159	71,105,415
Cash and cash equivalents, at end of period	$64,172,917	$73,738,147

SUPPLEMENTAL DISCLOSURES:
Income tax paid	$92,832	$122,945